Exhibit 21.1

Subsidiaries of the Registrant

Name of Entity	Jurisdiction of Incorporation of Organization
BankUnited Financial Corporation owns 100% of:	Florida
—BankUnited, FSB which owns 100% of:	Federal
—T&D Properties of South Florida, Inc.	Florida
—Bay Holdings, Inc.	Florida
—CRE Properties, Inc.	Florida
—BU, REIT, Inc.	Florida
—BU Delaware, Inc.	Delaware
—SCG Mortgage Corporation	Delaware
—SCG Management Corporation	Delaware
—BankUnited Financial Services, Incorporated	Florida
—CRE America Corporation	Florida
—BU Realty Corporation	Florida
—BankUnited Capital (1)	Delaware
—BankUnited Capital II (1)	Delaware
—BankUnited Capital III (1)	Delaware
—BankUnited Statutory Trust III (1)	Connecticut
—BankUnited Statutory Trust IV (1)	Connecticut
—BankUnited Statutory Trust V (1)	Connecticut
—BankUnited Statutory Trust VI (1)	Connecticut
—BUFC Statutory Trust VII (1)	Delaware
—BankUnited Statutory Trust VIII (1)	Delaware
—BankUnited Statutory Trust IX (1)	Delaware
—BUFC Statutory Trust X (1)	Delaware
—BankUnited Statutory Trust XI (1)	Delaware
—BankUnited Statutory Trust XII (1)	Delaware

(1)

BankUnited Financial Corporation owns 100% of the common stock of BankUnited Capital III, BankUnited Statutory Trust III, BankUnited Statutory Trust IV, BankUnited Statutory Trust V, BankUnited Statutory Trust VI and BUFC Statutory Trust VII. In fiscal 2003, all of the outstanding preferred and common securities of BankUnited Capital II and BankUnited Capital III were redeemed. In fiscal 2007, all of the outstanding preferred and common securities of BankUnited Capital, BankUnited Statutory Trust I and BankUnited Statutory Trust II were redeemed. The trustees of BankUnited Statutory Trust and BankUnited Statutory Trust II had the trusts terminated in fiscal 2007. BankUnited Statutory Trust III has issued $25 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); BankUnited Statutory Trust IV has issued $20 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); BankUnited Statutory Trust V has issued $15 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); BankUnited Statutory Trust VI has issued $17,640,000 aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust security); and BUFC Statutory Trust VII has issued $15 million aggregate value of its Floating Rate MM CapsSM ($1,000 liquidation amount per trust preferred security); BUFC Statutory Trust X issued $50 million of trust preferred securities, BankUnited Statutory Trust XI has issued $50 million of trust preferred securities and BankUnited Statutory Trust XII has issued $7.5 million of trust preferred securities. The trust preferred securities issued BankUnited Statutory Trust III, BankUnited Statutory Trust IV, BankUnited Statutory Trust V, BankUnited Statutory Trust VI, BUFC Statutory Trust VII, BUFC Statutory Trust X and BankUnited Statutory Trust XI were issued in private placements.